SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              Sigma Designs, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                              SIGMA DESIGNS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 11, 1999


TO THE SHAREHOLDERS:

     NOTICE  IS  HEREBY  GIVEN  that the Annual Meeting of Shareholders of Sigma
Designs, Inc., a California corporation (the "Company"), will be held on Friday, June 11, 1999 at 2:00 p.m., local time, at the principal executive offices of the Company at 355 Fairview Way, Milpitas, California 95035, for the following purposes:

   1. To elect three (3) directors to serve for the ensuing year and until their successors are elected.

   2. To ratify and approve the amendment to the Company's 1994 Stock Plan to increase the number of shares available for grant thereunder by 1,000,000 to a total of 4,400,000.

   3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2000.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 14, 1999 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.




                                        FOR THE BOARD OF DIRECTORS





                                        Thinh Q. Tran
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer



Milpitas, California
May 14, 1999

--------------------------------------------------------------------------------

 IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                              SIGMA DESIGNS, INC.

                               ----------------


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Sigma Designs, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 11, 1999, at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company at 355 Fairview Way, Milpitas, California 95035. The Company's telephone number is (408) 262-9003.

     These proxy solicitation materials were mailed on or about May 14, 1999 to all shareholders entitled to vote at the Annual Meeting.


                INFORMATION CONCERNING SOLICITATION AND VOTING


Purposes of the Annual Meeting

     The purposes of the Annual Meeting are (i) to elect three (3) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify and approve an amendment to the Company's 1994 Stock Plan to increase the number of shares available for grant thereunder by 1,000,000 to a total of 4,400,000; (iii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2000; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.


Record Date and Shares Outstanding

     Shareholders of record at the close of business on April 14, 1999 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 15,596,462 shares of the Company's Common Stock were outstanding and 1,400 shares of Series C Preferred Stock were outstanding. For information regarding security ownership by management and by beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.


Voting and Solicitation

     Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than three (3) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR the ratification and approval of an amendment to the Company's 1994 Stock Plan; and (iii) FOR ratification of the appointment of Deloitte & Touche

LLP as independent auditors for the fiscal year ending January 31, 2000. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.


Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.


Deadline for Receipt of Shareholder Proposals

     Proposals  of  shareholders  intended  to  be  presented at the next Annual
Meeting (i) must be received by the Company at 355 Fairview Way, Milpitas, California 95035 no later than January 17, 2000 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting. If a shareholder intends to submit a proposal at the Company's 2000 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to the Company not less than 90 days nor more than 120 days prior to the meeting in accordance with the requirements set forth in the Company's bylaws. If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

     A  board  of  three  (3)  directors is to be elected at the Annual Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below, all of whom are presently directors of the Company. The Company's Bylaws provide for 4 directors. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain information regarding each nominee is set forth below.

                                                                                         Director
      Name of Nominee        Age                  Principal Occupation                    Since
---------------------------- -----   -------------------------------------------------   ----------
Thinh Q. Tran   ............  45     Chairman of the Board, President and Chief 1982       1982
                                      Executive Officer of the Company
William J. Almon(1)(2)   ...  66     Chairman of the Board and Chief Executive             1994
                                      Officer of StorMedia, Inc.
William Wang(1)(2) .........  35     Chairman of the Board, Chief Executive Officer        1995
                                      and President of Princeton Graphic Systems

------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among the directors or executive officers of the Company.

     Mr. Tran, a founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board since February 1982. Prior to joining the Company, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

     Mr. Almon has served as a Director of the Company since April 1994. In May 1994, he became Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks. StorMedia filed for protection under Chapter 11 of the federal bankruptcy laws in October 1998. From December 1989 until February 1993, Mr. Almon served as President of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices. From 1958 until 1987, Mr. Almon held various management positions with IBM Corporation, most recently as Vice President, Low End Storage Products. Mr. Almon also serves as a Director of Read-Rite Corporation.

     Mr. Wang became a Director of the Company in October 1995. From January 1995 to the present, Mr. Wang has served as Chairman of the Board, Chief
Executive Officer and President of Princeton Graphic Systems (a supplier of computer monitors) and has served since January 1996 as a Director of Diva LABS. From 1990 to April 1997, Mr. Wang served as Chairman of the Board and Chief Executive Officer of MAG Innovision Co., Inc., a company that acts as the international sales representative for MAG Technology Co., Ltd. of Taiwan, a supplier of computer monitors. From 1986 until 1990, Mr. Wang worked at Tatung Company of America in the Video Display Division.


Required Vote

     The three (3) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended January 31, 1999 (the "Last Fiscal Year"). No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Com-pany's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

     The Compensation Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.


Compensation of Directors

     Members of the Board of Directors are currently compensated at the rate of $500 per Board meeting attended plus out-of-pocket expenses related to the attendance at such meetings. During the Last Fiscal Year, Mr. Almon and Mr. Wang were automatically granted options to purchase 2,500 shares of the Company's Common Stock at an exercise price of $2.91 per share pursuant to the Company's 1994 Director Option Plan, as amended.


Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.



                                 PROPOSAL NO. 2

                        AMENDMENT TO THE 1994 STOCK PLAN


General

     The 1994 Stock Plan (the "Stock Plan") was approved in April 1994 by the Board of Directors and in June 1994 by the shareholders of the Company. There are currently a total of 3,400,000 shares of Common Stock reserved for issuance under the Stock Plan. As of January 31, 1999, options to purchase approximately 2,959,123 shares were outstanding under the Stock Plan and an aggregate of 33,319 shares were available for future grant thereunder.


Proposal

     In April 1999, the Board of Directors approved an amendment to the Stock Plan to increase the number of shares reserved for issuance thereunder by an additional 1,000,000 shares, for an aggregate of 4,400,000 shares reserved for issuance thereunder. At the Annual Meeting, the shareholders are being requested to approve this amendment. The amendment to increase the number of shares reserved under the Stock Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are granted options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

Description of the 1994 Stock Plan

Purpose

     The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company's business.


Administration

     The Stock Plan may be administered by the Board of Directors of the Company or by a committee of the Board. All stock option grants are currently being administered by the Board of Directors, except for grants to executive officers, which are currently being administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the Stock Plan are determined by the Board of Directors or its committee, and such determinations are final and binding upon all participants.


Eligibility

     The Stock Plan permits participation by employees and consultants of the Company or its majority- owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers and directors. Nonstatutory Stock Options may be granted to employees or consultants of the Company.


Limitations

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 400,000 shares of Common Stock.


Terms of Options Granted to Employees and Consultants

     The terms of options granted under the Stock Plan may be determined by the Board of Directors or its committee and are currently being determined by the Board of Directors, except for options granted to executive officers, which are currently being determined by the Compensation Committee of the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is generally subject to the following additional terms and conditions:

         (a) Exercise of the Option: The Board of Directors of the Company or its committee determines the vesting terms of the options granted to employees and consultants under the Stock Plan. The current form of option agreement for new employees provides that options may be exercised at the rate of twenty percent (20%) of the shares granted at the end of the first year after commencement of employment and one-sixtieth (1|M/60) of the shares at the end of each month thereafter, for a total vesting period of five (5) years. The Board or its committee may at any time or from time to time accelerate the vesting of any outstanding option. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option shall be paid in consideration of such form as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

         (b) Option Price: The price of option grants under the Stock Plan is determined by the Board of Directors of the Company or its committee at the time the options are granted. In the case of an incentive stock option granted to an employee, the option price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a shareholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price may not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person, the per share exercise price shall be no less than 85% of fair market value per share on the date of grant.

         (c) Termination of Employment or Consulting Relationship: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, options under the Stock Plan may be exercised within such period of time after such termination as the Board or its committee may determine, up to ninety (90) days in the case of incentive and nonstatutory stock options, and may be exercised only to the extent the option was exercisable on the date of termination.


         (d) Death or Disability of Optionee: If an optionee should die or become totally and permanently disabled while employed by the Company, options may be exercised within twelve (12) months from the date of termination, but only to the extent such options were exercisable on the date of termination and in no event later than the expiration of the term of such options.

         (e) Term of Option:  Options  granted  under the Stock Plan  expire ten
     (10) years from the date of grant or such shorter term as may be provided in the notice of grant. However, in the case of an option granted to an employee who at the time the option is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of an incentive stock option shall not be greater than five (5) years from the date of the grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration.

         (f) Non-transferability of Options: Unless otherwise determined by the administrator, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or the laws of descent or distribution, and may be exercised only by the optionee during his lifetime.

         (g) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board of Directors or its committee.


Adjustments Upon Changes in Capitalization

     In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made with respect to shares and options available under the Stock Plan. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of the proposed action, unless otherwise provided for by the Board in its sole discretion. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option or right shall be substituted by the successor corporation unless the Board makes the option fully exercisable prior to the merger. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the option will terminate upon the expiration of such period.


Amendment and Termination

     The Board of Directors may at any time or from time to time amend, alter, suspend or terminate the Stock Plan without the approval of the shareholders; provided, however, that the Company shall obtain shareholder approval for any amendment to the Stock Plan to the extent necessary to comply with applicable law. No such action by the Board or shareholders may unilaterally alter or impair any rights previously granted under the Stock Plan without the written consent of the optionee.


Federal Income Tax Consequences

         (a) Incentive Stock Options: An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by
     Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         (b) Nonstatutory Stock Options: An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.


Required Vote; Recommendation of the Board of Directors

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing amendment to the Stock Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE STOCK PLAN.


                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 2000 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


Required Vote; Recommendation of the Board of Directors

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2000.



                               OTHER INFORMATION

Executive Officers

     In addition to Mr. Tran, the following persons were executive officers during the Last Fiscal Year and executive officers of the Company as of the Record Date:


          Name                Age                              Position
---------------------------   -----   ------------------------------------------------------------
Silvio Perich  ............   50      Senior Vice President, Worldwide Sales
Jacques Martinella   ......   43      Vice President, Engineering
William Wong   ............   51      Vice President, Marketing
Kit Tsui ..................   49      Director of Finance, Chief Financial Officer and Secretary

     Mr. Perich joined the Company in September 1985 as Director, Sales. In September 1992, Mr. Perich became Senior Vice President, Worldwide Sales of the Company. Mr. Perich was a co-founder of Costar Incorporated, a manufacturer's representative organization for high technology products, where he served as partner from October 1979 to September 1985. From September 1972 until September 1979, Mr. Perich served in several sales management roles at Siliconix Inc., a specialty semiconductor manufacturer.

     Mr. Martinella joined the Company in May 1994 as Director, VLSI Engineering. In December 1995, Mr. Martinella became Vice President, Engineering. From June 1990 to April 1994, Mr. Martinella served in engineering and management positions at Weitek, a microchip manufacturer. In addition, Mr. Martinella was an engineer at National Semiconductor, a semiconductor manufacturer, from June 1982 to June 1990.

     Mr. Wong joined the Company in June 1998 as Vice President, Marketing. From 1995 to 1998 Mr. Wong served as Business Development Director at National Semiconductor Corporation. From 1993 to 1995 Mr. Wong served as Vice President of Marketing for Diamond Multimedia Systems. Prior to 1993, Mr. Wong held several senior marketing and sales management positions at Intel Corporation for 18 years.

     Ms. Tsui joined the Company in November 1982 as its Accounting Manager. Ms. Tsui was promoted to Director of Finance in February 1990, acting Chief Financial Officer and Secretary in December 1996 and became Chief Financial Officer in July 1997.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the
Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                                                       Shares Beneficially
                                                                           Owned(1)(2)
                                                                     -----------------------
                              Name                                    Number       Percent
------------------------------------------------------------------   -----------   ---------
Thinh Q. Tran(3)  ................................................   1,074,380      6.3%
Silvio Perich(4)  ................................................     178,249       1.0
Jacques Martinella(5)   ..........................................      70,047        *
William J. Almon(6)  .............................................      36,875        *
William Wang(7)   ................................................      13,500        *
All Directors and Executive Officers at fiscal year end as a group
 (7 persons)(8)   ................................................   1,473,269       8.6

------------
 * Less than 1%.

(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of April 14, 1999 through the exercise of any stock option or other right.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise noted, the address for all persons shall be the principal executive office of the Company.

(3) Includes 585,289 shares issuable upon exercise of outstanding options which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

(4) Includes 175,249 shares issuable upon the exercise of outstanding options which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

(5) Includes 70,047 shares issuable upon the exercise of outstanding options which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

(6) Includes 16,875 shares issuable upon the exercise of outstanding options which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

(7) Includes 12,500 shares issuable upon the exercise of outstanding options which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

(8) Includes 927,382 shares issuable upon the exercise of outstanding options held by seven (7) officers and directors which were exercisable at April 14, 1999 or within sixty (60) days thereafter.

                                       9

Executive Compensation

     The  following  table  shows, as to each of the Named Officers, information concerning  compensation  paid  for  services  to  the Company in all capacities during the three fiscal years ended January 31, 1999:
                                                                                Long-Term Compensation
                                                Annual Compensation                     Awards
                                          -------------------------------   ------------------------------
                                                                             Securities
                               Fiscal                                        Underlying         All
Name and Principal Position     Year       Salary            Bonus          Options (#)     Compensation
----------------------------   --------   -----------   -----------------   -------------   --------------
Thinh Q. Tran   ............    1999       $ 220,500              --          200,000             --
 Chairman of the Board,         1998         215,816              --          320,000             --
 President and Chief            1997         186,923              --               --             --
 Executive Officer

Silvio Perich   ............    1999         131,250     $    46,460(1)        75,000             --
 Senior Vice President,         1998         131,250          11,299(1)        35,000             --
 Worldwide Sales                1997         103,769          57,621(1)            --             --

Jacques Martinella .........    1999       $ 136,500     $    37,250(2)        50,000             --
 Vice President, Engineering    1998         136,500          27,100(2)        50,000             --
                                1997         127,261          10,000(2)            --             --

------------
(1) Represents  total  amount  of  commission paid to Mr. Perich for such fiscal year.
(2) Represents  a performance bonus paid to Mr. Martinella for such fiscal year.

Option Grants in Last Fiscal Year

     The following table shows, as to each of the Named Officers, option grants during the Last Fiscal Year and the potential realizable value of options, assuming 5% and 10% appreciation, at the end of their term:



                             Number of         % of Total                                               Potential Realizable
                            Securities          Options                                                   Value at Assumed
                            Underlying         Granted To                                                  Annual Rates of
                              Options         Employees in                                             -----------------------
           Name               Granted        Fiscal Year(1)     Exercise Price     Expiration Date      5%(2)        10%(2)
-------------------------- ---------------   ----------------   ----------------   -----------------   ----------   ----------
Thinh Q. Tran ............     200,000(3)          17.8%            $  2.91            3/17/08         $364,714     $925,483

Silvio Perich ............      25,000(3)           2.2                2.91            3/17/08           45,589      115,685
                                50,000(3)           4.4                1.00            10/8/08           31,445       79,687

Jacques Martinella  ......      30,000(3)           2.7                2.91            3/17/08           54,707      138,822
                                20,000(3)           1.8                1.00            10/8/08           12,578       31,875

------------
(1) The Company granted options representing 1,124,000 shares to employees in the Last Fiscal Year under the Company's 1994 Stock Plan.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock price.

(3) These options were granted under the Company's 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable cumulatively over a period of five (5) years at the rate of twenty percent (20%) of the shares one (1) year after the vesting commencement date specified in the grants and one-sixtieth (1|M/60) of the shares each month thereafter for the next four (4) years. The options expire ten (10) years from the date of grant. The 1994 Stock Plan is currently administered by the Board of Directors, except for grants to executive officers, which are administered by the Compensation Committee. The Board of Directors and the Compensation Committee have broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. Grants under the Stock Plan are made at the discretion of the Board of Directors; accordingly, future grants under the Stock Plan are not yet determinable.

Aggregate Option Exercises in Last Fiscal Year End Option Values

     The following table shows, as to each of the Named Officers, information concerning options exercised during the Last Fiscal Year and the value of options held at fiscal year end:


                                     Aggregated Option Exercises in Last Fiscal Year and
                                                Fiscal Year-End Option Values


                                                                Number of Securities              Value of Unexercised
                                                               Underlying Unexercised            In-the-money Options at
                             Shares                          Options at Fiscal Year End             Fiscal Year End(1)
                           Acquired on        Value        -------------------------------   -------------------------------
           Name            Exercise(#)     Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------- -------------   -------------   -------------   ---------------   -------------   ---------------
Thinh Q. Tran ............      0              --            467,909          532,910         $1,214,434       $1,265,566
Silvio Perich ............      0              --            162,416          117,584            422,282          356,218
Jacques Martinella  ......      0              --             56,882           89,500            147,893          240,900

------------
(1) Calculated by determining the difference between the closing price of the securities underlying the options at January 29, 1999 ($4.91) as reported on the Nasdaq National Market and the exercise price of the options.


                      Report of the Compensation Committee

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the last fiscal year were comparable in the industry for similarly-sized business.

     In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views stock option grants as an
important component of its long-term, performance-based        compensation
philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting stock options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.


Chief Executive Officer Compensation

     Thinh Q. Tran, in his capacity as the Chief Executive Officer, participates in the same compensation programs as the other Named Officers. The Compensation Committee has targeted Mr. Tran's total compensation, including compensation derived from the stock option plan, at a level it believes is competitive with the average amount paid by other multimedia software and hardware companies with similar revenues and growth rates.

     In fiscal year 1999, there were no increases to Mr. Tran's base salary nor that of any other executive officer. The Committee believes a stock option granted to Mr. Tran during fiscal 1999 is competitive in the industry and a necessary retention component.


                                          Compensation Committee of the
                                          Board of Directors



                                          William J. Almon
                                          William Wang



Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of William J. Almon and William Wang, each of whom is an independent, non-employee director. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Company Stock Price Performance

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning January 31, 1994 and ending January 29, 1999 for the Company, the CRSP Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Computer Manufacturers' Stocks (the "Nasdaq Computer Manufacturers' Index"). The graph assumes that $100 was invested in the Company's Common Stock on January 31, 1994 and in the Nasdaq Index and the Nasdaq Computer Manufacturers' Index on January 31, 1994. Note that historic stock price performance is not necessarily indicative of future stock price performance.


Comparison of Five-Year Cumulative Total Return

[The following  descriptive  data is supplied in accordance  with Rule 304(d) of
Regulation S-T]
                                         1/31/94    1/31/95   1/31/96    1/31/97    1/30/98   1/29/99
                                         -------    -------   -------    -------    -------   -------
Sigma Designs, Inc.                          100       46.5      53.9       71.1       22.4      34.4
Nasdaq Stock Market                          100       95.4     134.9      176.7      208.8     326.8
Nasdaq Computer Manufacturers Stocks         100      102.3     165.4      240.5      291.7     714.4




     Notes:

     A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.

     B. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     C. The index level for all series was set to $100.0 on 01/31/94.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion thereof) into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated this performance by reference, and shall not otherwise by deemed filed under such Acts.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.


                                          FOR THE BOARD OF DIRECTORS



                                          Thinh Q. Tran
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Dated: May 14, 1999

                                                                      APPENDIX A

--------------------------------------------------------------------------------



PROXY                           SIGMA DESIGNS, INC.                        PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 June 11, 1999


     The undersigned shareholder of Sigma Designs, Inc. (the "Company"), hereby appoints Thinh Q. Tran and Kit Tsui and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on April 14, 1999, at the 1999 Annual Meeting of Shareholders of the Company to be held on Friday, June 11, 1999 at 2:00 p.m., local time, at the Company's principal executive offices at 355 Fairview Way, Milpitas, California 95035, and any adjournments or postponements thereof.

                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------
                                                             [ X ]   Please mark
                                                                      your votes
                                                                       as this



                                          WITHHOLD
                                  FOR     FOR ALL
1. ELECTION OF DIRECTORS:         [  ]      [ ]
   Nominees: Thinh Q. Tran,
   William J. Almon and
   William Wang

   INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------


                                                          FOR  AGAINST   ABSTAIN
   2.  APPROVAL  OF  AMENDMENT  TO THE 1994  STOCK        [ ]    [ ]       [ ]
       PLAN.   To  approve  an  amendment  to  the
       Company's  1994 Stock Plan to increase  the
       number  of  shares   available   for  grant
       thereunder by 1,000,000 shares to a total of 4,400,000 shares.

   3.  APPOINTMENT  OF  INDEPENDENT  AUDITORS.  To         [ ]    [ ]       [ ]
       ratify the appointment of Deloitte & Touche
       LLP as independent auditors of the Company for the fiscal year ending January 31, 2000.

   4. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

                                   The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement dated May 14, 1999 and 1999 Annual Report to Shareholders.

                                   Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.


Signature(s) _____________________________ Dated ________________________ , 1999

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -